UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 1, 2004

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

ITEM 9. REGULATION FD DISCLOSURE

On June 3, 2004, Office Depot Inc.’s Chairman and Chief Executive Officer, Bruce Nelson, is speaking at the Sanford Bernstein Strategic Decisions Conference. Mr. Nelson’s remarks at this conference are being Webcast live and will be accessible from the Office Depot Website at http://investor.officedepot.com at 9:00 a.m. on June 3, 2004. A replay of Mr. Nelson’s presentation also will be available on the Office Depot Website, beginning at 11:00 a.m. on June 3, and running through June 25, 2004. Attached to this Form 8-K as Exhibit 99.1 is a copy of the Company’s press release, dated June 1, 2004, advising of this presentation. Copies of Mr. Nelson’s slides, to be presented at the Conference, are not available at this time, but will be posted on the Company’s Website as soon as practicable.

This filing is provided as a matter of information only. This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. Certain of the information to be provided in Mr. Nelson’s remarks to be made at the Sanford Bernstein Strategic Decisions Conference will constitute non-GAAP (generally accepted accounting principles) information within the meaning of SEC Regulation G. This information is expected to be provided by Mr. Nelson for a clearer or more complete understanding of Company information and because management of the Company believes that this information provides investors useful information regarding the Company. Non-GAAP information should not be considered as a substitute for, or superior to, the reporting of results on a GAAP basis, which is provided in the Company’s filings with the SEC from time to time. The filing of this Form 8-K does not constitute an admission as to the materiality of any information contained in this report or that the information contained or referenced herein is material investor information that is not otherwise publicly available.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1	Copy of a press release issued by Office Depot, Inc. on June 1, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: June 1, 2004	By:	/s/ DAVID C. FANNIN
David C. Fannin
Executive Vice President and General Counsel

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